                                                                   EXHIBIT 10.24


                                ND HOLDINGS, INC.

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), is entered into as of May 8, 1998, by and among ND HOLDINGS, INC., an Oregon corporation (the "Company"), and the holders listed on Schedule A attached hereto (the "Holders") of warrants (the "Warrants") to purchase shares of the Company's common stock, no par value per share (the "Common Stock").

                                    RECITALS

     In connection with the issuance of Warrants to purchase shares of the Company's Common Stock, the Company hereby grants the Holders certain rights with respect to the Company as further set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth in this Agreement, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

     1.1 "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 4.3 hereof.

     1.2 "1933 Act" means the Securities Act of 1933, as amended.

     1.3 "1934 Act" means the Securities Exchange Act of 1934, as amended.

     1.4 The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

     1.5 "Registrable Securities" means any portion of the Common Stock issued or issuable upon the exercise of the Warrants or of any warrant, right or other distribution with respect to, in exchange for or in replacement of such Registrable Securities.

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     1.6 The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock issuable pursuant to then exercisable securities which upon issuance would be, Registrable Securities.

     1.7 "SEC" means the Securities and Exchange Commission.

                                    ARTICLE 2
                              COMPANY REGISTRATION

     2.1 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its Common Stock under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock or option plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company, at such time, promptly shall give each Holder written notice of such registration. Upon the written request of any Holder given within ten (10) days after mailing of such notice by the Company in accordance with Section 6.5 below to the addresses of record on the stock books of the Company, the Company, subject to the provisions of Section 2.5 below, shall cause to be registered under the 1933 Act all of the Registrable Securities that each such Holder has requested to be registered.

     2.2 Obligations of the Company. Whenever required under this Article 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and use its best efforts to keep effective such registration statement and maintain the qualifications referred to in Section 2.2(d) below for such period, not exceeding three (3) months, as may be necessary for the selling Holders to dispose of the Registrable Securities being sold.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933

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Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other domestic securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions. Anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses, if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by Holders participating in such underwriting pro rata to the extent required by such jurisdiction.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Article 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Article 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in

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an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     2.3 Furnish Information. The selling Holders shall furnish to the Company such reasonable information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

     2.4 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to this
Article 2 for each Holder, including, without limitation, all registration, filing and qualification fees, printers' bills, accounting fees and the fees and disbursements of counsel for the Company, but excluding underwriting discounts and commissions relating to Registrable Securities and any legal expenses of the selling Holders if such Holders have counsel separate from counsel for the Company.

     2.5 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 2.1 to include any of the Holders' securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, adversely affect the distribution or price of the securities to be offered. The Holders may allocate among themselves the quantity, if any, of securities which in such underwriters' opinion may be distributed without adversely affecting such distribution and price (or, if such Holders are unable to agree among themselves with respect to such allocation, such allocation shall be in proportion to the total amount of securities owned by each such selling Holder).

     2.6 Delay of Registration. No Holder shall have any right to take any action or restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 2.

                                    ARTICLE 3
                             REGISTRATION ON REQUEST

     3.1 Request. At any time or from time to time after the 12 month period immediately following the Company's initial public offering of shares of Common Stock, the Company shall receive from any Holder or group of Holders holding at least a majority of the Registrable Securities (the "Initiating Holders") a written

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request that the Company effect any registration, qualification or compliance with respect to shares of Registrable Securities the reasonably anticipated aggregate price of which would exceed $2,000,000, the Company will:

          (a) promptly give written notice of the proposed registration, qualification or compliance to all other Holders holding Registrable Securities; and

          (b) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the 1933 Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section:

               (i) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the 1933 Act,

               (ii) after the Company has effected one such registration pursuant to this Section 3.1 and such registration has been declared or ordered effective and the securities offered pursuant to such registration have been sold; or

               (iii) within six (6) months following the effective date of a registration statement previously filed by the Company.

     Subject to the foregoing clauses (i), (ii) and (iii), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. If, however, the Company shall furnish to the Initiating Holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall

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have the right to defer such filing for a period of not more than one hundred eighty (180) days after receipt of the request of the Initiating Holder, provided, however, that the Company may not utilize this right more than once in any twelve-month period.

     3.2 Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
Section 3.1, and the Company shall include such information in the written notice referred to in Section 3.1(a). The right of any Holder to registration pursuant to Article 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Holders requesting registration) and to the extent provided herein.

          The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Article 3, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then, subject to the provisions of Section 3.1, the Company shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders requesting inclusion in the registration by such Holders (or, if such Holders are unable to agree among themselves with respect to such allocation, such allocation shall be in proportion to the total amount of securities owned by each such selling Holder). No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration.

          If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the other Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 3.2. If the registration does not become effective due to the withdrawal of Registrable Securities, then either (i) the Holders requesting registration shall

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reimburse the Company for expenses incurred in complying with the request or
(ii) the aborted registration shall be treated as effected for purposes of
Section 3.1 (b)(ii).

                                    ARTICLE 4
                         GENERAL REGISTRATION PROVISIONS

     4.1 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that at any time may permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use its reasonable efforts to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times subsequent to 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

          (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon written request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time subsequent to 90 days after the effective date of the first registration statement filed by the Company), the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as are filed with the SEC by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

     4.2 "Market Stand-Off" Agreement. In consideration for the Company agreeing to its obligations under this Agreement, each Purchaser hereby agrees that, to the extent requested by an underwriter of Common Stock (or other securities) of the Company, it shall not sell, make any short sale of, loan, grant any option on, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities during the one hundred eighty
(180)-day period following the effective date of a registration statement of the Company filed under the 1933 Act. Each Purchaser, if requested by the Company or its underwriter, shall execute and deliver an instrument setting forth such agreement, although each Purchaser is hereby bound without the necessity of such instrument on the request of the Company and the underwriter. In order to enforce the foregoing covenant, the

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Company may impose stop-transfer instructions with respect to the Registrable
Securities until the end of such one hundred eighty (180)-day period.

     4.3 Transfer of Registration Rights. The registration and other rights of the Holders under Articles 2 and 3 may be transferred to any transferee who acquires, pursuant to the terms of the Warrant, the right to purchase at least one thousand shares of Common Stock; provided, however, that the Company is given written notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under Articles 2 and 3 are being assigned.

                                    ARTICLE 5
                                 INDEMNIFICATION

     5.1 Indemnification and Contribution. In the event any Registrable Securities are included in a registration statement under this Agreement:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreements contained in this Section 5.1(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written

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
information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors and officers, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter and any other Holder selling securities under such registration statement or any of its directors or officers or any person who controls such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, or other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5.1(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

          (c) Promptly after receipt by an indemnified party under this Section
5.1 of notice of the commencement of any action (including any governmental action), such indemnified party, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.1, will deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties. An indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the indemnified party, unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to assume the defense and employ counsel, or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and the expenses of more than one separate firm of attorneys for all indemnified parties). The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.1, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.1.

          (d) If the indemnification provided for in Subsection (a) or (b) of this Section 5.1 is unavailable or insufficient to hold harmless an indemnified party under such subsections in respect of any losses, claims, damages or liabilities or action in respect thereof referred to therein, then each indemnifying party in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and selling Holders, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give the notice required under such subsections. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or such underwriters or selling Holders, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5.1(d) were determined by pro rata allocation (even if all of the selling Holders were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this Section 5.1(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions in respect thereof, referred to above in this Section 5.1(d), shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the 1933 Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

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
          (e) The obligations of the Company and the selling Holders under this
Section 5.1 shall survive the exercise of the Warrants and the completion of any offering of Registrable Securities in a registration statement under Articles 2 and 3.

                             ARTICLE 6 MISCELLANEOUS

     6.1 Venue. This Agreement shall be governed by and construed under the laws of the State of Oregon as applied to agreements among Oregon residents, made and to be performed entirely within the State of Oregon. Each of the parties hereto consents to jurisdiction and venue in the state and federal courts siting in Portland, Oregon.

     6.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     6.3 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the Holders and the Company with regard to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     6.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     6.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, first class, postage prepaid and addressed (i) if to a Purchaser, at such Purchaser's address set forth on Schedule A, or at such other address as such Purchaser may designate by ten (10) days' advance written notice to the Company in writing, or (ii) if to the Company, one copy shall be sent to 9805 Boeckman Road, Wilsonville, Oregon 97070 to the attention of the President, and another copy shall be sent to Perkins Coie 1211 S.W. Fifth Avenue, Suite 1500, Portland, Oregon 97204-3715, facsimile number (503) 727-2222, attention Patrick J. Simpson, or at such other addresses as the Company shall have furnished to the Holder.

     6.6 Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of the Agreement may be waived, with and only with an agreement or consent in writing signed by the

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
Company and the Holders holding a majority of the Registrable Securities outstanding as of the date of such amendment or waiver. Each Purchaser acknowledges that by the operation of this Section, Holders holding less than all of the outstanding shares of Registrable Securities have the right and power to diminish or eliminate the rights of such Purchaser arising under this Agreement.

     6.7 Captions. The captions used in this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                            COMPANY SIGNATURE PAGE TO
                          REGISTRATION RIGHTS AGREEMENT


     The foregoing Agreement is hereby executed effective as of the date first above written.

                                       COMPANY

                                       ND HOLDINGS, INC.


                                       By:  /s/ Norm Daniels
                                            ------------------------------------
                                       Its:
                                            ------------------------------------

                                       HOLDERS SIGNATURE PAGES ATTACHED

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
                           PURCHASER SIGNATURE PAGE TO
                          REGISTRATION RIGHTS AGREEMENT



                                  James Q. Johnson & Marion M. Johnson
                                  ----------------------------------------------
                                  Print Holders Name



                                  /s/ James Q. Johnson & Marion M. Johnson
                                  ----------------------------------------------
                                  Signature of Purchaser (or authorized
                                  signatory, if purchaser is not an individual



                                  ----------------------------------------------
                                  Name and title of authorized signatory, if Purchaser is not an individual

                                   SCHEDULE A

James Q. and Marion M. Johnson                          Bison Investors Trust

Gary J. and Christine C. Rood                           D'ann Eakin

Clifford V. Aaron                                       Dave Nelson and Associates

Double Ten Enterprises Limited Partnership              Mildred M. Pratt

Gloria D. Settlemier                                    Herbert L. Newmark

Alan A. Jochim                                          Merle Manning

Douglas R. McEnry                                       Richard Schwartz and Marcy S. Schwartz as
                                                        Tenants & Common

Daniel & Debra McEnry                                   Steve Tubbs

Rudy and Patti Fascell                                  Scott Weber

Gordon Harris                                           Barclay M. Armitage

Wayne M. Hamersly                                       William Todd Armitage

Peregrine Capital, Inc.                                 George L. Johnson

Jacob Kryszek                                           Art Johnstone & Terri Johnstone Living Trust

William Greeley                                         Ron and Heather Killough

Ron Wysaske                                             Brian Ditchen

Pat Sheaffer                                            David Ditchen

Thomas Van Domelen                                      Gary Bennett and Dwight Cummins, JT

David Westcott                                          Dolores Chenoweth

TT&L Sheet Metal, Inc. Pension Account                  Mark L. Holifer

Wendell Manning                                         Cap Hedges & Associates, Inc. Pension & Profit
                                                        Sharing Plan & Trust ua dtd 1-1-76

John Savelkoul                                          Lawrence M. Neher & Mary Lou Neher

William Lockwood                                        Craig A. Nichols

Thomas McChesney                                        Donovan W. Bollig and Mariann E. Bollig
                                                        revocable trust ua dtd 10/31/95

Summit Capital LLC                                      Eakin Living Trust

Vista Capital LLC                                       Deanne Woodring

Fiserv as Custodian for the Richard Huebner IRA         PAMB INVESTMENTS

Stephen A. Smith                                        Donald A. Dole

Tiburon Fund LP                                         Thomas A. Wiita and Kathryn C. Wiita, JTWROS

Washington Pacific Inc., Retirement Account, Piper      Patrick Terrell
Jaffray custodian Attn: Stephen A. Smith

Lexington Financial LLC By Katheryn Rosendahl           Robert G. Turner

                                                        Summit Fund LP
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